PREMIERWEST BANCORP

REPORTS 14.9% INCREASE IN YEAR TO DATE NET INCOME

MEDFORD, OR – October 4, 2006 – PremierWest Bancorp (NASDAQ – PRWT) reported 2006 third quarter earnings of $3,697,000, compared to the same period in 2005 when the Company earned $3,503,000. Earnings per share on a fully diluted basis amounted to $0.21 for the third quarter of 2006, compared to $0.20 for the third quarter of 2005. Net income for the year to date totaled $10,788,000 an increase of 14.9% when compared to net income for the first nine months of 2005 when PremierWest earned $9,387,000. Earnings per share for the year to date periods ended September 30, 2006 and 2005, on a fully diluted basis, were $0.61 and $0.53, respectively. Earnings per share for all periods have been adjusted to reflect the effect of the 5% stock dividend issued June 29, 2006.

“I’m pleased with our improvement in earnings this most recent quarter when compared to the same quarter in 2005”, said President & Chief Executive Officer, John Anhorn. Anhorn also stated, “Our ability to increase year to date earnings 14.9% over the same period in 2005, while growing total assets $90.6 million and expanding our network of branches and geographical footprint is a result of a committed group of employees with a focus on serving customers.”

Net income for the quarter remained strong with year to date net income posting double digit growth when compared to the previous year. Tom Anderson, Executive Vice President & Chief Financial Officer, stated “This most recent quarter as well as year to date net income reflects a number of additional expenses that were not included in comparable quarters of 2005.” These include the following:

  The first nine months of 2005 reflected relatively little expense associated with the Bank’s four newest branches - Eagle Point, Oregon and Anderson, California, opened during the fourth quarter of 2005 and Ashland and Shady Cove, Oregon, both opened during the second quarter of 2006. During the first quarter of 2006, we incurred expenses related to staffing and occupancy in preparation for the opening of the two newest offices.
  Beginning in 2006, the Company implemented FASB 123R, “Share-Based Payment” related to stock options. Prior to 2006, the financial impact of awarding stock options was included in the footnotes to the Financial Statements, and not reflected in net income. Year to date net income for 2006 includes a $150,000 expense related to implementation of this accounting pronouncement.
  Third quarter net income for 2006 included $100,000 of legal expenses related to a lawsuit initiated by Mid Valley Bank, which PremierWest acquired in January 2004. In addition to the $100,000 legal expense recognized during this most recent quarter, year to date income includes a charge of $320,000 of legal expenses associated with this action. Management estimates these non-recurring legal expenses impacted 2006 year to date net income by approximately $0.01 per share. The Bank did not prevail and has elected to not proceed with an appeal.
  Permanent differences between book and taxable income resulted in an increase to the effective income tax rate, increasing to 38.25%, compared to 36.0% for 2005.

Anderson continued stating, “We fully expect that 2006 full year net income will continue the established trend of double digit year-over-year earnings growth.”

STRONG NET INTEREST MARGIN
Net interest income totaled $13.6 million for the most recent quarter, a $1.3 million or 10.8% increase when compared to $12.3 million for the third quarter of 2005, and relatively unchanged when compared to the immediately preceding quarter. At 6.27%, our net interest margin for the quarter continues to remain in the top percentile when compared to our peers. The 7 basis point compression this quarter, compared to the immediately preceding quarter, reflects increased competition for deposits and the associated cost of funding. PremierWest’s average cost of interest bearing deposits increased 49 basis points when compared to the second quarter of 2006 and 107 basis points when compared to the third quarter of 2005. While further compression is expected in the net interest margin, management expects to maintain a net interest margin at the higher range of its peer group of banks. The tax equivalent net interest margin for the nine-month period ended September 30, 2006 was 6.29%, compared to 5.93% for the same period in 2005.

DEPOSIT & LOAN GROWTH
Total deposits at September 30, 2006 amounted to $804.0 million. The $21.4 million increase in deposits during the third quarter represents an annualized growth rate of 10.9%, when compared to June 30, 2006 deposits of $782.7 million. Non-interest bearing deposits grew $3.3 million, or at a 6.7% annualized rate during the third quarter. This important segment comprised 24.8% of total deposits at September 30, 2006. Interest bearing deposits grew $18.1 million or 12.3% annualized during the quarter, totaling $604.8 million at September 30, 2006.

Gross loans totaled $867.6 million at September 30, 2006, a decline of $1.5 million or 0.2% when compared to total gross loans of $869.1 million at June 30, 2006. Average outstanding gross loans increased $11.0 million when compared to the immediately preceding quarter. Solid loan growth was experienced in all of our major markets during the quarter with the exception of the Rogue Valley market, which experienced a decline as a result of pay offs of a few large accounts. Senior Executive Vice President, Jim Ford stated, “We have a strong pipeline of loans and fully expect this temporary decline in outstanding loan balances to reverse itself prior to year end.” Ford continued, “Loans sold at the beginning of the quarter through participation with other banks were approximately $5.6 million and contributed to the decline in loans outstanding at the end of the quarter.”

Credit quality remained strong, with total non-performing loans amounting to $1.2 million, or 0.13% of total gross loans at September 30, 2006. The allowance for loan losses totaled $10.8 million or 1.24% of total loans at September 30, 2006.

MARKET EXPANSION
Construction of a permanent Anderson, California facility is scheduled to be completed during late December 2006 or early January 2007. Construction of full service branches in Bend and Redmond, Oregon are underway. The Bend branch should be completed in early February 2007, with completion of the Redmond branch expected to follow in mid April 2007. A temporary location for a full service Redmond office has been secured and is expected to be open for business later this month. The temporary facility is located in the Noland Town Center development, adjacent to the site of our permanent facility.

ABOUT PREMIERWEST BANCORP
PremierWest Bancorp (NASDAQ: PRWT) is a financial services holding company headquartered in Medford, Oregon. We operate primarily through our subsidiary PremierWest Bank. Recognized as one of the fastest growing banks in the Pacific Northwest, PremierWest offers a full array of financial products and services through a network of full service banking offices located primarily along the Interstate 5 freeway corridor between Eugene, Oregon and Sacramento, California.

Additionally, PremierWest offers expanded banking related services through two subsidiaries Premier Finance Company and PremierWest Investment Services, Inc. Premier Finance Company operates from offices in Medford, Klamath Falls, Grants Pass, Roseburg and Portland, Oregon, and Yreka and Redding, California. PremierWest Investment Services operates in all of the Bank’s community-focused market areas.

PremierWest Bank was created following the merger of the Bank of Southern Oregon and Douglas National Bank in May of 2000. In April of 2001, PremierWest Bancorp acquired Timberline Bancshares, Inc. and its wholly-owned subsidiary, Timberline Community Bank, with eight branch offices located in Siskiyou County in northern California. In January of 2004, PremierWest acquired Mid

Valley Bank with five branch offices located in the northern California counties of Shasta, Tehama, and Butte. During 2004 and 2005, the Bank expanded into Yolo and Placer counties in California.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS
This report includes forward-looking statements within the meaning of the "safe-harbor" provisions of Sections 21D and 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of PremierWest Bancorp’s (the Company) management and on assumptions made by management on the basis of information currently available. Other than for statements of historical fact, all statements about our financial position and results of operations, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this report, the words "anticipate," "believe," "estimate," "expect," and "intend" and words or phrases of similar meaning, as they relate to the Company or management, are intended in part to help identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that include projections or management’s expectations for revenues, income or expenses, earnings per share, capital expenditures, dividends, capital structure and other financial items; statements of the plans and objectives of the Company, its management or its board of directors, including the introduction of new products or services, plans for expansion, acquisitions or future growth and estimates or predictions of actions by customers, vendors, competitors or regulatory authorities; statements about future economic performance; and statements of assumptions underlying other statements about the Company and its business. Although management believes that the expectations reflected in forward-looking statements are reasonable, we can make no assurance that such expectations will prove correct. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. These risks and uncertainties include factors that might inhibit our ability to maintain or expand our market share or our net interest margins and factors that could limit or delay implementation of our marketing and growth strategies. Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; localized economic conditions and events that disproportionately affect our business; and general trends in the banking industry, interest rate economy and regulatory environment. In addition, we face various risks inherent in the banking industry relating to collectibility of loans and changes in interest rates. Other risks include those identified from time to time in our past and future filings with the Securities and Exchange Commission. Note that this list of risks is not exhaustive, and risks identified are applicable as of the date made and cannot be updated.

PREMIERWEST BANCORP
FINANCIAL HIGHLIGHTS

(All amounts in 000's, except per share data)
(unaudited)
EARNINGS AND PER SHARE DATA					For the three
					months ended
					June 30
For the Three Months Ended September 30	2006	2005	Change	% Change	2006	Change	% Change

Interest income	$ 18,861	$15,230	$3,631	23.8%	$18,086	$775	4.3%
Interest expense	5,212	2,913	2,299	78.9%	4,441	771	17.4%

Net interest income	13,649	12,317	1,332	10.8%	13,645	4	0.0%
Provision for possible loan losses	150	-	150	100.0%	200	(50)	-25.0%
Noninterest income	2,030	1,855	175	9.4%	1,966	64	3.3%
Noninterest expense	9,449	8,572	877	10.2%	9,422	27	0.3%

Pre-tax income	6,080	5,600	480	8.6%	5,989	91	1.5%
Provision for income taxes	2,383	2,097	286	13.6%	2,184	199	9.1%

Net income	$3,697	$3,503	$194	5.5%	$3,805	$(108)	-2.8%

Basic earnings per share	$0.22	$0.21	$0.01	4.8%	$0.23	$(0.01)	-4.3%

Diluted earnings per share	$0.21	$0.20	$0.01	5.0%	$0.22	$(0.01)	-4.5%

Average shares outstanding--basic	16,197,078	16,133,010	64,068	0.4%	16,166,157	30,921	0.2%
Average shares outstanding--diluted	17,679,089	17,647,911	31,178	0.2%	17,647,860	31,229	0.2%

For the Nine Months Ended September 30

Interest income	$ 53,647	$41,570	$12,077	29.1%
Interest expense	13,378	7,730	5,648	73.1%

Net interest income	40,269	33,840	6,429	19.0%
Provision for possible loan losses	650	150	500	333.3%
Noninterest income	5,830	5,482	348	6.3%
Noninterest expense	28,204	24,590	3,614	14.7%

Pre-tax income	17,245	14,582	2,663	18.3%
Provision for income taxes	6,457	5,195	1,262	24.3%

Net income	$ 10,788	$9,387	$1,401	14.9%

Basic earnings per share	$0.65	$0.57	$0.08	14.0%

Diluted earnings per share	$0.61	$0.53	$0.08	15.1%

Average shares outstanding--basic	16,173,151	16,122,472	50,679	0.3%
Average shares outstanding--diluted	17,686,804	17,622,001	64,803	0.4%

SELECTED FINANCIAL RATIOS
(annualized)				For the three
				months ended
For the Three Months Ended September 30	2006	2005	Change	June 30, 2006	Change

Yield on average gross loans (1)	8.73%	7.77%	0.96	8.47%	0.26
Yield on average investments (1)	4.45%	4.16%	0.29	4.68%	(0.23)
Total yield on average earning assets (1)	8.65%	7.65%	1.00	8.39%	0.26
Cost of average interest-bearing deposits	2.93%	1.86%	1.07	2.44%	0.49
Cost of average borrowings	5.69%	4.88%	0.81	5.39%	0.30
Cost of average total deposits and borrowings	2.45%	1.49%	0.96	2.10%	0.35
Cost of average interest-bearing liabilities	3.19%	2.01%	1.18	2.74%	0.45
Net interest spread	5.46%	5.64%	(0.18)	5.65%	(0.19)
Net interest margin (1)	6.27%	6.20%	0.07	6.34%	(0.07)

Return on average equity	13.13%	14.21%	(1.08)	14.03%	(0.90)
Return on average assets	1.52%	1.57%	(0.05)	1.58%	(0.06)

Efficiency ratio (2)	60.27%	60.49%	(0.22)	60.35%	(0.08)

For the Nine Months Ended September 30

Yield on average gross loans (1)	8.43%	7.38%	1.05
Yield on average investments (1)	4.60%	4.09%	0.51
Total yield on average earning assets (1)	8.36%	7.27%	1.09
Cost of average interest-bearing deposits	2.51%	1.68%	0.83
Cost of average borrowings	5.39%	4.83%	0.56
Total cost of average deposits and borrowings	2.13%	1.37%	0.76
Cost of average interest-bearing liabilities	2.79%	1.84%	0.95
Net interest spread	5.57%	5.43%	0.14
Net interest margin (1)	6.29%	5.93%	0.36

Net charge-offs to average loans	0.03%	-0.21%	0.24
Allowance for loan losses to loans	1.24%	1.40%	(0.16)
Allowance for loan losses to non-performing loans	924.48%	354.11%	570.37
Non-performing loans to total loans	0.13%	0.40%	(0.27)
Non-performing assets/total assets	0.12%	0.35%	(0.23)

Return on average equity	13.23%	13.13%	0.10
Return on average assets	1.51%	1.46%	0.05

Efficiency ratio (2)	61.18%	62.53%	(1.35)

Notes:
(1)	Tax equivalent
(2)	Non-interest expense divided by net interest income plus non-interest income

					Balance Sheet
BALANCE SHEET					at June 30
At September 30	2006	2005	Change	% Change	2006	Change	% Change

Fed funds sold and investments	$ 13,526	$20,703	$(7,177)	-34.7%	$13,763	$(237)	-1.7%

Gross loans	867,589	776,184	91,405	11.8%	869,098	(1,509)	-0.2%
Reserve for loan losses	(10,761)	(10,857)	96	-0.9%	(10,682)	(79)	0.7%

Net loans	856,828	765,327	91,501	12.0%	858,416	(1,588)	-0.2%
Other assets	110,604	104,353	6,251	6.0%	112,346	(1,742)	-1.6%

Total assets	$ 980,958	$890,383	$90,575	10.2%	$984,525	$(3,567)	-0.4%

Non-interest-bearing deposits	$ 199,256	$207,223	$(7,967)	-3.8%	$195,998	$3,258	1.7%
Interest-bearing deposits	604,788	559,027	45,761	8.2%	586,688	18,100	3.1%

Total deposits	804,044	766,250	37,794	4.9%	782,686	21,358	2.7%
Borrowings	54,560	17,404	37,156	213.5%	84,370	(29,810)	-35.3%
Other liabilities	9,228	6,920	2,308	33.4%	7,463	1,765	23.7%
Stockholders' equity	113,126	99,809	13,317	13.3%	110,006	3,120	2.8%

Total liabilities and stockholders' equity	$ 980,958	$890,383	$90,575	10.2%	$984,525	$(3,567)	-0.4%

Period end shares outstanding (1)	17,317,545	17,249,668	67,877	0.4%	17,284,890	32,655	0.2%
Book value per share	$6.53	$5.79	$0.75	13.0%	$6.36	$0.17	2.7%
Tangible book value per share	$5.23	$4.50	$0.73	16.2%	$5.05	$0.18	3.6%

Allowance for loan losses:
Balance beginning of period	$ 10,341	$9,171	$1,170	12.8%	$10,341	$-	0.0%
Provision for loan losses	650	150	500	333.3%	500	150	30.0%
Net (charge-offs) recoveries	(230)	1,536	(1,766)	-115.0%	(159)	$(71)	-100.0%

Balance end of period	$ 10,761	$10,857	$(96)	-0.9%	$10,682	$79	0.7%

Non-performing assets:
Non-performing loans	$ 1,164	$3,066	$(1,902)	-62.0%	$817	$347	42.5%

Real estate owned	-	62	(62)	-100.0%	$-	$-	0.0%

Total non-performing assets	$ 1,164	$3,128	$(1,964)	-62.8%	$817	$347	42.5%

Notes:
(1)	Amount includes 11,000 shares of preferred stock issued November 17, 2003 as if converted into common stock at a conversion ratio of 101.292 to 1 for a total of 1,114,214 common shares.

					For the three
AVERAGE BALANCE SHEET					months ended
For the Three Months Ended September 30	2006	2005	Change	% Change	June 30, 2006	Change	% Change

Average fed funds sold and investments	$15,456	$25,968	$(10,512)	-40.5%	$16,942	$ (1,486)	-8.8%
Average loans, gross	860,051	776,096	83,955	10.8%	849,029	11,022	1.3%
Average total assets	972,614	889,859	82,755	9.3%	960,675	11,939	1.2%
Average non-interest-bearing deposits	198,568	205,346	(6,778)	-3.3%	195,945	2,623	1.3%
Average interest-bearing deposits	589,912	550,107	39,805	7.2%	581,782	8,130	1.4%
Average total deposits	788,480	755,453	33,027	4.4%	777,727	10,753	1.4%
Average total borrowings	62,741	29,166	33,575	115.1%	66,433	(3,692)	-5.6%
Average stockholders' equity	112,596	98,631	13,965	14.2%	108,465	4,131	3.8%

For the Nine Months Ended September 30
Average fed funds sold and investments	$16,642	$26,072	$(9,430)	-36.2%
Average loans, gross	842,975	742,404	100,571	13.5%
Average total assets	954,016	855,276	98,740	11.5%
Average non-interest-bearing deposits	196,646	193,647	2,999	1.5%
Average interest-bearing deposits	577,941	531,186	46,755	8.8%
Average total deposits	774,587	724,833	49,754	6.9%
Average total borrowings	62,225	28,125	34,100	121.2%
Average stockholders' equity	108,730	95,336	13,394	14.0%